Exhibit 7

JOINT FILING AGREEMENT

Pursuant to Rule 13d-(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them.

Date: January 7, 2022

Christopher G. McCann

/s/ Christopher G. McCann

James F. McCann

/s/ James F. McCann

ERIN McCANN 2005 TRUST

	By:	/s/ Christopher G. McCann
Name: Christopher G. McCann
Title: Trustee

JAMES McCANN 2005 TRUST

	By:	/s/ Christopher G. McCann
Name: Christopher G. McCann
Title: Trustee

MATTHEW McCANN 2005 TRUST

	By:	/s/ Christopher G. McCann
Name: Christopher G. McCann
Title: Trustee

THE JAMES F. McCANN 2012 FAMILY TRUST – PORTION I

By:	/s/ Christopher G. McCann
Name: Christopher G. McCann,
Title: Trustee

THE JAMES F. McCANN 2012 FAMILY TRUST – PORTION II

By:	/s/ Christopher G. McCann
Name: Christopher G. McCann,
Title: Trustee

THE McCANN FAMILY LIMITED PARTNERSHIP

By:	/s/ Christopher G. McCann
Christopher G. McCann,
General Partner

THE 1999 McCANN FAMILY LIMITED PARTNERSHIP

By:	Public Flowers, Inc.,
its General Partner

By:	/s/ Christopher G. McCann
Name: Christopher G. McCann
Title: President

PUBLIC FLOWERS, INC.

By:	/s/ Christopher G. McCann
Name: Christopher G. McCann
Title: President

THE MARYLOU McCANN 1999 TRUST U/A/D July 6, 1999

By:	/s/ Christopher G. McCann
Name: Christopher G. McCann
Title: Trustee

James F. McCann, III

By:	/s/ Christopher G. McCann
Christopher G. McCann, attorney-in-fact

THE JAMES F. MCCANN 2018 FAMILY TRUST

By:	/s/ Christopher G. McCann
Name: Christopher G. McCann
Title: Trustee